P22000075978

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

500456493295

08/25/25--01020--019 **43.75

2025 AUG 25 AM 8: 04

OF STATE
FL

**COVER LETTER**

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** Earth Science Tech, Inc.

**DOCUMENT NUMBER:** P22000075978

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Girogio R. Saumat
Name of Contact Person

Firm/ Company

8950 SW 74th CT Suite 1401
Address

Miami, FL 33143
City/ State and Zip Code

grsaumat@earthsciencetech.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Giorgio R. Saumat at ( 305 ) 609-3572
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☒ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

Earth Science Tech, Inc.

**(Name of Corporation as currently filed with the Florida Dept. of State)**

P22000075978

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

_______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS )***

**C. Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

2025 AUG 25 AM 8:04

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* _______________________________

_______________________________
*(Florida street address)*

*New Registered Office Address*: _______________________________, Florida _______________
*(City)* *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

_______________________________
*Signature of New Registered Agent, if changing*

**Check if applicable**

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**

*(Attach additional sheets, if necessary)*

*Please note the officer/director title by the first letter of the office title:*

*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*

*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| Type of Action | Title | Name |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 2) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 3) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 4) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 5) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 6) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

The amendment contained herein was unanimously approved by the Company's Board of Directors and on August 19, 2025, by a vote exceeding 51% of the outstanding shares of common stock by 1 Consenting Shareholders.

FIRST: This Amendment to the Articles as filed with the State of Florida will become effective upon filing the Amendment with the Florida Secretary of State and receiving a stamped copy back from the Florida Secretary of State.

SECOND: That ARTICLE IV shall be amended to decrease the aggregate number of common stock shares from 350,000,000 (there hundred fifty million) shares to 300,000,000 (three hundred million) shares, which the Company henceforth shall have the authority to issue.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: August 19, 2025, if other than the date this document was signed.

**Effective date if applicable:** August 20, 2025

*(no more than 90 days after amendment file date)*

**Note:** If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

**Adoption of Amendment(s)** **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

*(voting group)*

2025 AUG 25 AM 8:04

Dated 8/19/2025

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Girogio R. Sauamt

(Typed or printed name of person signing)

CEO, Chairman of the Board, and Majority Shareholder

(Title of person signing)

**RESOLUTION OF THE BOARD OF DIRECTORS OF EARTH SCIENCE TECH, INC.**

**SUBJECT: REDUCTION OF AUTHORIZED SHARES OF COMMON STOCK**

**ADOPTED: August 19, 2025**

I, Giorgio R. Saumat, as the Chairman of the Board of EARTH SCIENCE TECH, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Florida, do hereby certify that the following resolutions were duly adopted by the Board of Directors (the "Board") at a meeting held on August 19, 2025, at which a quorum was present and acting throughout.

**WHEREAS**, the Board has determined that the Corporation's currently authorized 350,000,000 shares of Common Stock exceed the foreseeable needs of the Corporation; and

**WHEREAS**, the Board has deemed it advisable and in the best interests of the Corporation and its shareholders to reduce the total number of authorized shares of Common Stock.

**NOW, THEREFORE, BE IT:**

**RESOLVED**, that the total number of authorized shares of Common Stock of the Corporation be, and hereby is, reduced from 350,000,000 shares to 300,000,000 shares.

**FURTHER RESOLVED**, that the appropriate officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Amendment to the Corporation's Articles of Incorporation with the Florida Department of State and to take all other actions necessary to effectuate the intent of the foregoing resolution.

I, the undersigned, do hereby certify that I am the duly elected Chairman of the Board of EARTH SCIENCE TECH, INC., and that the above is a true and correct copy of the resolution adopted by the Board, which has not been amended, modified, or repealed and remains in full force and effect.

**IN WITNESS WHEREOF**, I have executed this certificate on behalf of the Corporation.

**Giorgio R. Saumat,**

Chairman of the Board

**Date:** August 19, 2025

**Victoria Losada,**

Corporate Secretary

**Date:** August 19, 2025

2025 AUG 25 AM 8: 04

## WRITTEN CONSENT IN LIEU OF MEETING OF THE MAJORITY SHAREHOLDER OF EARTH SCIENCE TECH, INC.
### A Florida Corporation

In accordance with the Florida Business Corporation Act and the Bylaws of Earth Science Tech, Inc. (the "Corporation"), the undersigned, being the holder of all Series B Preferred Stock and the largest shareholder of Common Stock, constituting a supermajority of the voting shares of the Corporation, hereby votes the shares of the Corporation's outstanding Series B Preferred Stock and Common Stock held of record by the undersigned for the adoption and approval of the following resolutions, without a formal meeting and without prior written notice, in lieu of a special meeting of the shareholders, pursuant to Section 607.0704 of the Florida Business Corporation Act.

**WHEREAS,** the undersigned shareholder is the owner of 100% of the Series B Preferred Stock and the largest shareholder of Common Stock of the Corporation, constituting the requisite supermajority of voting power required for the approval of the following actions; and

**WHEREAS,** the undersigned shareholder desires to take the following actions by written consent in accordance with the provisions of the Florida Business Corporation Act and the Bylaws of the Corporation, and hereby adopts and approves the following resolutions:

**CONSENTING SHAREHOLDER**

The following table sets forth, as of August 19, 2025, the name of the consenting shareholder and the number of votes held by such shareholder, which are hereby cast to approve a reduction in the number of authorized shares of Common Stock of the Corporation from 350,000,000 (three hundred fifty million) to 300,000,000 (three hundred million). On August 19, 2025, there were a total of 294,297,697 (two hundred ninety-four million, two hundred ninety-seven thousand, six hundred ninety-seven) outstanding shares of Common Stock (each representing one vote).

Giorgio R. Saumat

- 1,000,000 (one million) shares of Preferred Series B Stock, which collectively hold voting power equal to 1.5 times the total number of outstanding shares of Common Stock.
- 122,930,127 (one hundred twenty-two million, nine hundred thirty thousand, one hundred twenty-seven) shares of Common Stock (each common share representing one vote)

The consenting shareholder collectively represents more than 51% of the total outstanding voting power, with a combined total of 564,367,673 (five hundred sixty-four million, three hundred sixty-seven thousand, six hundred seventy-three) votes.

**APPROVAL OF MINUTES**

**RESOLVED,** that the minutes of the prior meetings and written consents of the Shareholders of this Corporation. there being no objections, corrections. or modifications thereto offered. are hereby approved and adopted.

**AUTHORIZED COMMON STOCK REDUCTION**

**WHEREAS,** the Corporation's Board of Directors has determined it is in the best interest of the Corporation to reduce the number of its authorized shares of Common Stock;

**NOW, THEREFORE, BE IT RESOLVED,** that the number of authorized shares of Common Stock of the Corporation is hereby reduced from 350.000.000 (three hundred fifty million) to 300.000.000 (three hundred million).

**RATIFICATION OF ACTIONS**

**RESOLVED,** that all actions taken by the officers and directors of the Corporation since the last meeting of the directors be. and they hereby are. ratified. approved. and confirmed in all respects. except those acts which are violations of law. public policy. or the fiduciary duty existing between said persons and the Corporation.

**IN WITNESS WHEREOF,** the undersigned shareholder. being the holder of Series B Preferred Stock, which constitutes a supermajority of the voting shares of stock of the Corporation. has executed this Written Consent as of this 19th day of August. 2025.

By: ______________________
Giorgio R. Saumat. Owner of 100% of the Series B Preferred Stock and the largest shareholder of Common Stock.

2025 AUG 25 AM 8: 04